EXHIBIT 10.7

RESTRICTED STOCK AGREEMENT
KIRBY CORPORATION
2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     A Restricted Stock award for a total of ___shares of common stock, par value $0.10 per share, of Kirby Corporation (the “Company”) is hereby granted pursuant to Section 3.3 of the 2000 Nonemployee Director Stock Option Plan of the Company, as amended (the “Plan”) to

(the “Participant”). This award is in all respects subject to the definitions, terms, conditions and limitations contained in the Plan, which is incorporated herein by reference.

     1. Date of Grant. The Date of Grant of this award is ___, ___.

     2. Vesting. The Shares subject to this award shall vest according to the following schedule:

          (a) ___Shares on June 30, ___;

          (b) ___Shares on September 30, ___;

          (c) ___Shares on December 31, ___; and

          (d) ___Shares on March 31, ___;

provided that all Shares subject to this award shall vest upon the occurrence of a Change in Control; and provided further that all Shares subject to this award that have not vested at the time the Participant ceases to be a Director of the Company shall be forfeited.

     3. Voting; Dividends. The Participant shall be entitled to vote and receive any dividends on the Shares of Restricted Stock subject to this award with respect to record dates for voting or dividends occurring on or after the Date of Grant and before the date on which any such Shares are forfeited.

     4. Certificates.

          (a) Each stock certificate or book-entry statement representing Shares of Restricted Stock subject to this award shall bear the following legend until such Shares have vested:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RISK OF FORFEITURE AND RESTRICTIONS ON TRANSFER IMPOSED BY THE ISSUER PURSUANT TO THE 2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN OF THE ISSUER (THE “PLAN”) AND A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE HOLDER (THE “AGREEMENT”). SUCH SHARES MAY

NOT BE TRANSFERRED, ASSIGNED OR PLEDGED UNTIL SUCH RESTRICTIONS LAPSE AND THE SHARES SUBJECT TO THIS CERTIFICATE HAVE VESTED PURSUANT TO THE PLAN AND THE AGREEMENT.

          (b) The Participant shall own any Shares of Restricted Stock that have vested free of any restrictions otherwise imposed by this Agreement and shall be entitled to a certificate representing such Shares without the legend set forth in Section 4(a) of this agreement in accordance with the terms of the Plan.

          (c) The Participant shall return all certificates representing forfeited Shares to the Company, duly endorsed or accompanied by duly executed stock powers.

     5. General.

          (a) The Participant shall make arrangements satisfactory to the Committee for the withholding of any amounts necessary for withholding in accordance with applicable federal or state income tax laws.

          (b) Any Restricted Stock issued without registration of such Shares under the Securities Act of 1933, as amended (the “Act”), shall be restricted securities subject to the terms of Rule 144 under the Act. The stock certificates or book entry statements representing any such Shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such Shares.

          (c) Shares of Restricted Stock may not be transferred by the Participant otherwise than by will or the laws of descent and distribution. The terms of this award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

KIRBY CORPORATION By Name Title

     The Participant acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock award subject to all of the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan.

Participant

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